SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2003

(Date of earliest event reported)

Thomas & Betts Corporation

(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

22-1326940

(IRS Employer Identification No.)

8155 T&B Boulevard, Memphis, Tennessee	38125
(Address of Principal Executive Offices)	(ZIP Code)

(901) 252-8000

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
EXHIBIT INDEX
EX-20.1 Press Release
EX-20.2 Conference Call Script

ITEM 5.     OTHER EVENTS

      On February 13, 2003, Thomas & Betts Corporation (the “Registrant” and the “Corporation”), by a press release attached as Exhibit 20.1 to this report, and a conference call held February 14, 2003, the script of which is attached as Exhibit 20.2 to this report, and incorporated herein by reference, commented on the financial results for the fourth quarter and full fiscal year ended December 29, 2002. Management also discussed generally the corporation’s outlook for 2003.

      In response to questions posed during the year-end 2003 earnings conference call, the following comments were made:

      Management outlined certain items affecting the Corporation’s cash flows. Cash flows from operations were positively impacted by items totaling $46 million during the fourth quarter of 2002, including $14 million of net income; $5 million differential between depreciation and amortization and capital expenditures; and $30 million of improvement in working capital (i.e., accounts receivable, inventory and accounts payable). Cash flows from operations were negatively impacted during the quarter by $26 million in litigation settlements. Management also indicated that total debt was reduced by $46 million in the fourth quarter. Management expects the Corporation to generate positive operating cash flows for 2003.

      Management stated that the Corporation contributed approximately $6 million cash to its pension plans in 2002 and that expense for benefit plans for the full-year 2002 was approximately $12 million. Based on preliminary projections, management expects a cash contribution of approximately $7 million for its pension plans in 2003 and benefit plan expense will increase to $18 million in 2003.

      Management stated that it expects underlying gross margins for the full year to improve in 2003 compared to 2002.

      Management expects net interest expense in 2003 to be approximately $33 million, assuming interest rates remain at current levels. The improvement in interest expense is expected to result primarily from interest savings from $250 million of interest rate SWAP arrangements entered into in 2002 and reduced debt levels due to the repayment of EURO50 million in November 2002 and $60 million in February 2003.

      Management does not currently expect material contributions from increased sales prices during 2003.

      Management stated that because of current volume levels it expects to realize only approximately half of the overall projected savings from the recently completed manufacturing program in 2003.

      The conference call was recorded and is available for replay through 12:00 midnight EDT on Monday, February 17, 2003. To access the replay, please call (402) 220-9185 (no password required). The recorded webcast will also be available at www.tnb.com.

      Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report and made during the conference call. For those statements, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

20.1     Press Release dated February 13, 2003.

20.2     February 14, 2003 Conference Call Script.

ITEM 9.	REGULATION FD DISCLOSURE

      The Registrant elects to disclose through this filing, pursuant to Regulation FD, the information set forth in the February 14, 2003 conference call script of T. Kevin Dunnigan and John P. Murphy.

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SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION
(Registrant)

By:	/s/ JOHN P. MURPHY

John P. Murphy

Title:	Senior Vice President and Chief

Financial Officer

Date: February 14, 2003

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EXHIBIT INDEX

Exhibit	Description of Exhibits

20.1	Press Release dated February 13, 2003.
20.2	February 14, 2003 Conference Call Script.